                                                                    EXHIBIT 10.5



                             2121 S. EL CAMINO REAL
                                  OFFICE LEASE








                                     between





                         CORNERSTONE PROPERTIES I, LLC,


                                   as Landlord







                                       and



                           NetRight Technologies, Inc.
                             A Delaware Corporation


                                    as Tenant

                                TABLE OF CONTENTS



                                                                                                Page
1.       Premises                                                                                1

2.       Term                                                                                    1

3.       Rent; Additional Charges                                                                1

4.       Additional Charges for Expenses and Real Estate Taxes                                   2

5.       Use                                                                                     3

6.       Construction of Premises; Building Changes                                              3

7.       Alterations                                                                             4

8.       Repairs and Maintenance                                                                 4

9.       Liens                                                                                   5

10.      Compliance with Laws and Insurance Requirements                                         5

11.      Protection of Lenders                                                                   5

12.      Damage and Destruction                                                                  6

13.      Eminent Domain                                                                          7

14.      Assignment and Subletting                                                               8

15.      Utilities and Services                                                                  8

16.      Default                                                                                 9

17.      Liability of Landlord; Indemnity by Tenant                                              10

18.      Insurance                                                                               12

19.      Access to Premises                                                                      12

20.      Notices                                                                                 12

21.      Tenant's Certificate                                                                    13

22.      Tax on Tenant's Personal Property                                                       13

23.      Security Deposit                                                                        13

24.      Landlord's Option to Relocate Tenant                                                    13

25.      Guarantor                                                                               13

26.      Surrender of Lease Premises                                                             13

27.      Miscellaneous                                                                           14/15


EXHIBIT A       Floor Plan
EXHIBIT A-1     Definition of Standard Building Improvements
EXHIBIT B       Definitions of Real Estate Taxes, Building Expenses and
                Common Area Expenses
EXHIBIT C       Rules and Regulations
EXHIBIT D       Option to Extend



                                       i.

                       2121 S. EL CAMINO REAL OFFICE LEASE

                         BASIC LEASE INFORMATION SUMMARY

                                   ("Summary")



Lease Date:                              November 30, 1998

Building Address:                        2121 South El Camino Real, Suite 400,
                                         San Mateo, CA 94403


Landlord:                                CORNERSTONE PROPERTIES I, LLC

Address of Landlord:                     1720 So. Amphlett Blvd., Suite 110
                                         San Mateo, CA 94402

Tenant:                                  NETRIGHT TECHNOLOGIES, INC.
                                         A California Corporation

Rentable Area of Premises (Article 1):   11,516 Rentable Square Feet (RSF)


Term (Article 2):                        Three Years (36) Months
                                         January 01, 1999 - December 31, 2001

Target Commencement Date:                The target commencement date shall be
                                         the later of (a) January 01, 1999; or
                                         (b) the substantial completion of
                                         tenant improvements. Substantial
                                         completion is defined in Paragraph 2.

Monthly Base Rent (Article 3):

6,841 Square Feet                        Commencement - August 31, 1999              $2.75/rsf          $18,813.00/month
11,516 Square Feet                       September 1, 1999 - December 31, 1999       $2.75/rsf          $31,669.00/month
                                         January 1, 2000 - December 31, 2000         $3.00/rsf          $34,548.00/month
                                         January 1, 2001 - December 31, 2001         $3.10/rsf          $35,700.00/month


Security Deposit (Article 23):           $35,700.00

The first months rent of $18,813.00 and the security deposit of $35,700.00 for a total of $54,513.00 are due upon Lease execution.

Tenant's Common Area Expense Share (Article 4):
6.19% (11,516 square feet /186,000 square feet)

Base Year (Article 4):                   1999

Use (Article 5):                         General Office and other related uses.

Tenant's Minimum General Liability
Insurance (Article 16):                  $1,000,000.00 per occurrence
                                         $500,000.00 per person, per occurrence
                                         $100,000.00 property damage
Tenant Improvements:
Costs paid by Landlord:                  Standard tenant improvement upgrades as
                                         described on Exhibit A-1.
Costs paid by Tenant:                    All costs associated with data/phone
                                         cabling and supplemental HVAC in the
                                         server room.

Option to Extend: Tenant shall have Two (2), One (1) year options to extend the Lease upon no less than six (6) months written notice to Landlord. The rental rate shall be the then current market rate as calculated on Exhibit D.



                                      ii.

Stock: Landlord shall receive One Hundred Thousand (100,000) shares of Series C stock at a price per share of Two Dollars and Ten Cents ($2.10) for a total value of Two Hundred Ten Thousand Dollars ($210,000.00). Tenant shall exchange the One Hundred Thousand (100,000) shares of Series C stock for a Two Hundred Ten Thousand Dollar ($210,000.00) credit against its obligation to pay Monthly Base Rent (as under this Lease) which credit shall be applicable against Tenant's rental obligation on a chronological basis beginning with the first month's Base Rent.

         Each reference in the Lease to the Summary shall mean the respective information set forth above and shall be deemed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. To the extent there is any conflict between the provisions hereof and any more specific provision of this Lease, such more specific provision shall control.








                                      iii.

                                                       2121 South El Camino Real

                                  OFFICE LEASE



         THIS LEASE is entered as of November 30, 1998 by and between CORNERSTONE PROPERTIES I, LLC ("Landlord"), and NETRIGHT TECHNOLOGIES, INC. ("Tenant").

         Landlord and Tenant hereby agree as follows:

         1. PREMISES.

            Subject to the contents of this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in the Basic Lease Information Summary (the "Summary") (the "Premises") in the building described in the Summary (the "Building"), as shown on the floor plan (s) attached as Exhibit A to this Lease. The Building is part of an office complex consisting of 2121 South El Camino Real (the "Complex"). All measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in the Lease. Any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any of the computations of rent, improvement allowances or other matters described in this Lease where area is a factor.

         2. TERM.

            The term of this lease (the "Term") is thirty-six months and commences on the later of (a) January 01, 1999 in the condition required hereunder; or (b) the "substantial completion" of tenant improvements in accordance with Exhibit A as extended hereunder. The dates on which the Term commences and terminates pursuant to this Article 2 are herein called the "Commencement Date and the "Expiration Date," respectively. If, for any reason, Landlord cannot deliver possession of the Premises to Tenant on or prior to the Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. In such case, Tenant shall not pay any rent and the Commencement Date shall not occur until such date as Landlord can deliver the Premises, provided, however that if Landlord's failure to deliver the Premises is attributable to any action or inaction by Tenant, then the Commencement Date shall not be advanced to the date on which possession of the Premises is delivered to Tenant and Landlord shall be entitled to full performance by Tenant (including payment of rent) from the date the Premises would have been ready for delivery to Tenant but for Tenant's action or inaction, provided Landlord shall deliver possession of the Premises no later than February 01, 1999, or Tenant shall have the right to terminate this Lease upon written notice to Landlord, and the Commencement Date shall be delayed the same number of days such delivery of possession by Landlord is delayed. "Substantial Completion" means the date the tenant improvements are substantially completed in accordance to Exhibit "A".

         3. RENT, ADDITIONAL CHARGES.

            3.1 BASE RENT. Tenant will pay to Landlord during the Term the monthly Base Rent set forth in the Summary (the "Base Rent") in consecutive monthly installments on or before the first day of each calendar month, in advance, at the address specified for Landlord in the Summary, or such other place as Landlord may designate in writing, without any prior demand and without any deductions or setoff. Upon execution of this Lease, Tenant shall pay to Landlord the first month's Base Rent. If the Commencement Date occurs on a day other than the first day of a calendar month, or the Expiration Date occurs on a day other than the last day of a calendar month, then the rental for such fractional month will be prorated based on a thirty (30) day month.

            3.2 ADDITIONAL CHARGES. Tenant shall pay to Landlord all charges and other amounts required to be paid by Tenant under this Lease (herein called "Additional Charges") as additional rent at the place where the Base Rent is payable. Landlord will have the same remedies for a default in the payment of any Additional Charges as for a default in the payment of Base Rent. (Base Rent and Additional Charges are sometimes collectively referred to herein as "rent.")

            3.3 LATE CHARGE. If Tenant fails to pay any Base Rent or additional Charges within five (5) business days after written notice, such unpaid amounts will be subject to a late payment charge equal to five percent (5%) of the unpaid amounts in each instance. The late payment charge has been agreed upon by Landlord and Tenant, after negotiation, as a reasonable estimate of the additional administrative costs and detriment that will be incurred by Landlord as a result of any such failure by Tenant, the actual costs thereof being extremely difficult if not impossible to determine. The late payment charge constitutes liquidated damages to compensate Landlord for its damages resulting from such failure to pay and shall be paid to Landlord together with such unpaid amounts.




                                       1.

                                                       2121 South El Camino Real



         4. ADDITIONAL CHARGES FOR EXPENSES AND REAL ESTATE TAXES.

            4.1 DEFINITION OF EXPENSES. For purposes of this Article 4, the following terms shall have the meanings set forth in this Section 4.1. "Tenant's Building Percentage Share", "Tenant's Common Area Expense percentage Share" and "Base Year" shall be as set forth in the Summary. Landlord may adjust these percentages as a result of any change in the rentable area of the Premises or the total rentable area of the Building or the other building in the Complex. "Computation Year" means each calendar year during the Term, including any partial calendar year in which the Term may commence or terminate. "Real Estate Taxes", "Building Expenses", "Insurance Expenses" and "Common Area Expenses" are defined in Exhibit B to this Lease.

Exclusions from Definition of "Expenses", including Real Estate Taxes, Building Expenses, Insurance Expenses and Common Area Expenses (collectively "Expenses") as defined in Exhibit B to this Lease.

         The term "Expenses" shall not include the following:

         (a) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for Lessee or present or prospective lessees of the Building;

         (b) The cost of any service provided to Tenant which is provided to other tenants of the Building or the Project in quantities which are materially in excess of that which would represent a fair proportion of such services based upon Tenant Proportionate Share, but the costs so excluded shall be limited to that amount which is in excess of the fair proportion of such services provided to Tenant.

         (c) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Project or any portion of the Project.

         (d) Landlord's general corporate overhead and general and administrative expenses not related to the Building or Project.

         (e) Costs incurred in connection with the original acquisition of the property upon which the Project is located and the original construction of the Project.

         (f) Legal fees, brokerage commissions, advertising costs, or other related expenses incurred in connection with the leasing of the Building or the Project or associated with disputes with tenants or other occupants of the Building or the Project or with the enforcement of any lease or defense of Landlord's title to or interest in the Building or the Project or any part thereof.

         (g) Any improvements, alterations or expenditures of a capital nature, unless the costs are amortized in accordance with generally accepted accounting principles with interest over the useful life of the improvement, alteration or expenditure, and that only portion of the costs so amortized, with interest, which is allocated to the period of the term of this Lease shall be included as an Operating Expense during each calendar year of the term of this Lease.

         (h) The cost of damage and repairs necessitated by the negligence or willful misconduct of Landlord or of Landlord's agents, employees, contractors or invitees.

         (i) Executive salaries or salaries of service personnel to the extent that such executives or service personnel perform services other than in connection with the management, operation, repair or maintenance of the Building or Project.

         (j) Advertising or promotional expenditures and other costs (including permit, license and inspections fees) related to or incurred in renovating or otherwise improving, decorating, painting or altering vacant space in the Building or the Project.

         (k) The cost of any service provided to Tenant or other occupants of the Building for which Landlord receives reimbursement.

         (l) The cost of any service provided to any other tenant of the Building or the Project which is not also provided to Tenant.

         (m) Any cost or expense incurred by reason of the remediation or clean-up of any contamination of the Building or Project, or the soils or ground water underlying the Building or the Project, by hazardous materials or toxic substances, except to the extent such contamination results from Tenant's activities within the Premises.



                                       2.

                                                       2121 South El Camino Real


            4.2 PAYMENT OF CHARGES. From the first day of the thirteenth month of the Term through the Expiration Date, Tenant shall pay to Landlord as Additional Charges (i) Tenant's Building Share of the total dollar increase, if any, in Building Expenses attributable to each Computation Year over Building Expenses for the Base Year, (ii) Tenant's Building Share of the total dollar increase, if any, in Real Estate Taxes attributable to each Computation Year over Real Estate Taxes for the Base Year, (iii) Tenant's Building Share of the total dollar increase, if any, in Insurance Expenses attributable to each Computation Year over Insurance Expenses for the Base Year and (iv) Tenant's Common Area Expense Share of the total dollar increase, if any, in Common Area Expenses attributable to each Computation Year over Common Area Expenses for the Base Year. During the last month of each Computation Year or as soon thereafter as practicable, Landlord shall give to Tenant notice of Landlord's estimate of the amounts payable by Tenant for the following Computation Year. On or before the first day of each month during the following Computation Year, Tenant shall pay to Landlord one- twelfth (1/12th) of the estimated amounts, provided that until Landlord gives such notice, Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the calendar month after Landlord gives such notice. If at any time or times Landlord determines that the amounts payable by Tenant for the current Computation Year will vary from its estimate given to Tenant , Landlord, by notice to Tenant, may revise its estimate for the Computation Year, and subsequent payments for the Computation year shall be based upon the revised estimate. Following the end of each Computation Year, Landlord shall deliver to Tenant a statement of amounts payable for the Computation Year. If the statement shows an amount owing by Tenant that is less than the payments for such Computation Year previously made by Tenant, and if no Event of Default is outstanding, Landlord shall credit the amount to the next payments of rent due. If the statement shows an amount owing by Tenant that is more than the estimated payments for the Computation Year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. The respective obligations of Landlord and Tenant under this Section 4.2 shall survive the Expiration Date. If the Commencement Date is a day other than the first day of a Computation Year or the Expiration Date is a day other than the last day of a Computation Year, the adjustment in rent pursuant to this Section 4.2 for such Computation Year shall be prorated based on a 365-day year. Landlord shall deliver copies of invoices and records for the computation year to Tenant supporting Landlord's estimates.

         5. USE.

            5.1 LIMITATIONS. Tenant shall use the Premises solely for the use or uses specified in the Summary and for no other use or purpose. Tenant shall take no action, nor permit any action to be taken, in or about the Premises that will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause cancellation of any insurance policy covering all or any part of the Building or any of its contents, or which will in any way injure or interfere with the rights of other tenants or occupants of the Building, nor shall Tenant use or allow the Premises to be used for unlawful or objectionable purpose, nor cause, maintain or permit any nuisance in, on or about the Premises, nor commit nor suffer to be committed any waste in, on or upon the Premises. Tenant shall not use or operate any equipment, machinery or apparatus within the Premises which will injure, vibrate or shake the Premises or the Building, overload existing electrical systems or other utilities or equipment servicing the Premises or Building, or impair the efficient operation of the sprinkler system (if any) or the heating, ventilating and air conditioning equipment within or servicing the Premises or the Building. Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated or released or disposed of on, under, from or about the Premises, Building or Complex (including, without limitation, the soil and groundwater thereunder) without the prior written consent of Landlord except for office and janitorial supplies used in compliance with the laws.

            5.2 COMMON AREA. Tenant shall have a non-exclusive right to use the Common Area, provided, however, that Tenant's use of the Common Area shall be subject to such rules and regulations as Landlord shall make from time to time. As used in this Lease, the term "Common Area" shall mean the area and improvements designated by Landlord from time to time as "Common Area" for the use and enjoyment of tenants of the Complex. Landlord reserves the right, from time to time provided the following does not unreasonably interfere with Tenant's use of the Premises and access to the Premises, to: (i) utilize portions of the Common Area for entertainment, displays, product shows, the leasing of kiosks or such other uses as, in Landlord's judgment, tend to attract the public, change the shape, size, location and extent of improvements on the Common Area; (ii) eliminate or add any improvements; and (iii) temporarily close any portion of the Common Areas for repairs, remodeling and/or alteration, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord.

         6. CONSTRUCTION OF PREMISES; BUILDING CHANGES.

            Landlord shall construct the Premises and perform the work and make the installations in the Premises substantially as set forth in Exhibit A to this Lease (the "floor plan"). Landlord reserves the right, at any time and from time to time, to make alterations, additions, repairs or improvements to or in or to decrease the size or area of all or any part of the Building, the fixtures and equipment therein and the areas outside the Building, and the Common Area, and to change the arrangement and/or location of entrances or passageways, doors, corridors, elevators, stairs,



                                       3.

                                                       2121 South El Camino Real


toilets and other public parts of the Building, provided that any such alterations or additions shall not materially diminish the quality or quantity of services being provided to the Premises or adversely affect the functional utilization of the Premises, Tenants use of or access to the Premises.

         7. ALTERATIONS.

            7.1 TRADE FIXTURES. During the Term of this Lease, Tenant may install Tenant's Trade Fixtures which may be removed without material injury to the Premises on the Premises without the prior consent of Landlord. All Trade Fixtures shall remain Tenant's property. "Trade Fixtures" shall not include the initial Tenant Improvements described in Exhibit A-1 nor any improvements thereafter made to the Premises by Landlord at any time with Landlord's Funds.

            7.2 CONSENT REQUIREMENT FOR ALTERATIONS. Tenant shall make no alterations, additions or improvements (collectively, "Alterations") to the Premises or any part thereof without obtaining the prior written consent of Landlord, not to be unreasonably withheld. Landlord may impose as a condition to such consent such requirements as Landlord may deem reasonably necessary, without limitation: (i) that Landlord be furnished with working drawings before work commences; (ii) that performance and labor and material payment bonds be furnished; (iii) that Landlord approve the contractor by whom the work is to be performed; (iv) that adequate course of construction insurance be in place and the Landlord is named as an additional insured under the contractor's liability and property damage policies; and (v) that Landlord's instructions relating to the manner in which the work is to be done and the times during which it is to be accomplished be complied with. All such alterations, additions or improvements must be done in compliance with all applicable laws, in a good and workmanlike manner and diligently prosecuted to completion. Tenant shall deliver to Landlord upon commencement of such work, a copy of the building permit or improvement plans with respect thereto. All such work shall be performed so as not to obstruct the access to the Premises of any other tenant in the Building or Complex. Should Tenant make any alterations without Landlord's prior written consent, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require the Tenant to remove all or some of the alterations at Tenant's sole cost and restore the Premises to the same condition as existed prior to undertaking the alterations. Tenant shall notify Landlord in writing at least ten (10) days prior to the commencement of any such work in or about the Premises and Landlord shall have the right at any time and from time to time to post and maintain notices of nonresponsibility in or about the Premises. Not withstanding the foregoing, Tenant shall have the right to make Tenant Improvement's having a value up to Twenty Thousand Dollars ($20,000.00) upon ten
(10) days prior written notice to Landlord.

            7.3 POSSESSION. All Tenant's Alterations (not including Trade Fixtures) shall remain the property of Tenant during the Term but shall not be altered or removed from the Premises. At the expiration or sooner termination of the Term, all Tenant's Alterations shall be surrendered to Landlord and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant's Alterations, which removal requirement Landlord shall notify Tenant of at the time Tenant first requests Landlord's consent, Tenant shall so remove such Tenant's Alterations, and Tenant shall restore the Premises to the condition which existed prior to the installation of such Tenant's Alterations, prior to the expiration or sooner termination of the Term.

         8. REPAIRS AND MAINTENANCE.

            8.1 TENANT'S OBLIGATIONS. By occupying the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises under the terms of this Lease. Tenant shall at the end of the Term surrender the Premises to Landlord in substantially the same condition as when received, except for ordinary wear and tear and Alterations. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the interior all or any part of the Premises, the Building or the Common Area except as specifically set forth in the Work Letter. Notwithstanding the foregoing, Tenant shall have no obligation to make any structural or capital improvements, repairs or replacements to any portion of the Premises.

            8.2 LANDLORD'S OBLIGATIONS. Landlord shall repair, replace and maintain the structural portions of the Building, the Building systems and the Common Area. If the necessity for such maintenance and repairs is in any way caused by the act, neglect, fault, or omission of Tenant, its agents, servants, employees or invitees, Tenant shall pay promptly to Landlord the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any such maintenance unless Landlord receives notice of the need for such repairs or maintenance from Tenant and fails to make such repairs or perform such maintenance for a reasonable period of time following such notice by Tenant. Rent shall not abate nor shall Landlord be liable as a result of any injury to or interference with Tenant's business arising from the making of any repairs, or the performance of any maintenance, in or to any portion of the Building, the Premises or the Common Area, excepting the negligence or willful misconduct of Landlord, Agents, servants, employees, licensees or contractors.



                                       4.

                                                       2121 South El Camino Real


         9. LIENS.

            Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including without limitation reasonable counsel fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, and the Building, from mechanics' and material men's liens. Tenant shall give to Landlord at least ten (10) business days' prior written notice of commencement of any repair or construction on the Premises.

         10. COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS.

             Tenant, at Tenant's cost and expense, and irrespective of the cost of compliance, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities relating to the Premises or the use thereof, and with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association, except that Tenant shall not be required to make any structural Alterations in order to comply unless such Alterations shall be necessitated by Tenant's Alterations or Trade Fixtures, by Tenant's particular use of the Premises, by Tenant's application for any permit or governmental approval, and/or by the acts, omissions or negligence of Tenant or its servants, employees, contractors, agents, visitors or licensees.

         11. PROTECTION OF LENDERS.

             11.1 SUBORDINATION. Without the necessity of any additional document, this Lease shall be the subject and subordinate at all times to: (a) all reciprocal easement agreements and all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, the land on which the Building is located or the Common Area, or any of the foregoing, and
(b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land on which the Building is located, ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated to this Lease any of the items referred to in clause (a) or (b) above. Tenant shall execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases, underlying leases, reciprocal easement agreements or similar documents or instruments, or with respect to the lien of any such mortgage or deed of trust and containing such matters as lenders customarily and reasonably require in connection with such agreements, including, provisions that the lender will not be liable for: (i) the return of any security deposit unless the lender receives it from Landlord and (ii) any defaults on the part of Landlord occurring prior to the time lender takes possession. Tenant's failure to execute any such document within ten (10) days after written demand therefor shall constitute an event of Tenant's default by Tenant under this Lease.

             11.2 ATTORNMENT. If Landlord's interest in the Property is acquired by any ground Landlord, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interests.

Notwithstanding the foregoing, as a condition precedent to Tenant's agreement to be bound by Section 11.2 of this Lease, Landlord shall provide Tenant with commercially reasonable non-disturbance agreements in favor of Tenant from any ground lessors, mortgage holders or lien holders then in existence. Said non-disturbance agreements shall be in recordable form and may be recorded at Tenant's election and expense. In the event Landlord fails to provide such commercially reasonable non-disturbance agreements within thirty (30) days after the mutual execution of any subordination agreement affecting this Lease, Tenant shall have the right, exercisable at any time thereafter to give ten (10) business days' written notice to Landlord terminating this Lease. In the event Landlord does not provide Tenant with the applicable non-disturbance agreements within such ten (10) day period, the Lease shall terminate and Landlord shall reimburse Tenant a proportionate share of all of Tenant's out-of-pocket costs incurred in connection with the design and construction of any tenant improvements and Tenant's reasonable legal fees incurred in connection with the review and negotiation of this Lease. Upon such termination, neither party shall have any further liability thereunder to the other. Landlord shall also provide Tenant with commercially reasonable



                                       5.

                                                       2121 South El Camino Real



non-disturbance agreement(s) in favor of Tenant from any ground lessors, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the term of this Lease.

            11.3 NON-DISTURBANCE. As long as Tenant is not in material default of this Lease, after applicable notices and cure period, Tenant shall be entitled to continue its occupancy and use of the premises pursuant to the terms and provisions of this Lease and any transferee of the Premises shall take subject to the Lease.

         12. DAMAGE AND DESTRUCTION.

             12.1 DEFINITION OF TERMS. For the purposes of this Lease, the term:
(a) "Insured Casualty" means damage to or destruction of the Premises from a cause actually insured against, for which the insurance proceeds paid or made available to Landlord are sufficient to rebuild or restore the Premises under then-existing building codes to the condition existing immediately prior to the damage or destruction; and (b) "Uninsured Casualty" means damage to or destruction of the Premises from a cause not actually insured against, or from a cause actually insured against but for which the insurance proceeds paid or made available to Landlord are for any reason insufficient to rebuild or restore the Premises under then-existing building codes to the condition existing immediately prior to the damage or destruction, or from a cause actually insured against but for which the insurance proceeds are not paid or made available to Landlord within twelve (12) months of the event of damage or destruction.

             12.2 INSURED CASUALTY.

                    (a) In the event of an Insured Casualty where the extent of damage or destruction is less than twenty-five percent (25%) of the then full replacement cost of the Premises or the Building, Landlord shall rebuild or restore the Premises or the Building substantially to the condition existing immediately prior to the damage or destruction, provided that there exist no governmental codes or regulations that would interfere with Landlord's ability to so rebuild or restore.

                    (b) In the event of an Insured Casualty where the extent of damage or destruction is equal to or greater than twenty-five percent (25%) of the then full replacement cost of the Premises or the Building, Landlord may rebuild or restore the Premises or the Building substantially to the condition existing immediately prior to the damage or destruction, or terminate this Lease. Landlord shall notify Tenant in writing within thirty (30) days from the event of damage or destruction of Landlord's election to either rebuild or restore the Premises or terminate this Lease.

             12.3 UNINSURED CASUALTY. In the event of an Uninsured Casualty, Landlord may (i) rebuild or restore the Premises as soon as reasonably possible at Landlord's expense (unless the damage or destruction was caused by a negligent or willful act of Tenant, in which event Tenant shall pay all costs of rebuilding or restoring), in which event this Lease shall continue in full force and effect or (ii) terminate this Lease, in which event Landlord shall give written notice to Tenant within thirty (30) days after the event of damage or destruction of Landlord's election to terminate this Lease as of the date of the event of damage or destruction, and if the damage or destruction was caused by a negligent or willful act of Tenant, Tenant shall be liable therefor to Landlord. Notwithstanding the foregoing, Landlord shall have no right to terminate this Lease with respect to an Uninsured Casualty if the cost of rebuilding or restoring the damage caused thereby is equal to or less than Two Hundred Fifty Thousand Dollars ($250,000).

             12.4 TENANT'S ELECTION. Notwithstanding anything to the contrary contained in this Article 12, Tenant may elect to terminate this Lease in the event the Premises are damaged or destroyed and, in the reasonable opinion of Landlord's architect or construction consultants, the restoration of the Premises cannot be substantially completed within ninety (90) days after the event of damage or destruction. Tenant's election shall be made by written notice to Landlord within ten (10) days after Tenant receives from Landlord the estimate of the time needed to complete repair or restoration of the Premises. If Tenant does not deliver said notice within said ten (10) day period, Tenant may not later terminate this Lease even if substantial completion of the rebuilding or restoration occurs subsequent to said ninety (90) day period, provided that Landlord is proceeding with diligence to rebuild or restore the Premises. If Tenant delivers said notice within said ten (10) day period, this Lease shall terminate as of the date of the event of damage or destruction.

             12.5 CONTINUANCE OF LEASE. If Landlord is required or elects to rebuild or restore the Premises pursuant to this Article 12, this Lease shall remain in effect and Tenant shall have no claim against Landlord for compensation for inconvenience or loss business during any period of repair or restoration.

             12.6 DAMAGE OR DESTRUCTION NEAR END OF LEASE TERM. Notwithstanding anything to the contrary contained in this Article 12, in the event the Premises are damaged or destroyed in whole in part (regardless of the extent of damage) from any cause during the last twelve (12) months of the Lease Term, Landlord or Tenant may, terminate this Lease as of the date of the event of damage or destruction by giving written notice to the other party of Landlord's election to do so within thirty (30) days after the event of such damage or destruction. For purposes of this



                                       6.

                                                       2121 South El Camino Real


Section 12.6, if Tenant has been granted an option to extend or renew the Lease Term pursuant to another provision of this Lease, then the damage or destruction shall be deemed to have occurred during the last twelve (12) months of the Lease Term if Tenant fails to exercise its option to extend or renew within twenty
(20) days of the event of damage or destruction.

             12.7 TERMINATION OF LEASE. If the Lease is terminated pursuant to this Article 12, the current Rentals shall be proportionately reduced during the period following the event of damage or destruction until the date on which Tenant surrenders the Premises, based upon the extent to which the damage or destruction interferes with Tenant's business conducted in the Premises, as reasonably determined by Landlord, to the extent such loss is covered as an insured peril by the insurance carried by Landlord, and to the extent the resulting loss of income is covered by rental income or other insurance carried by Landlord.

             12.8 ABATEMENT OF RENTALS. If the Premises are to be rebuilt or restored pursuant to this Article 12, the then current Rentals shall be proportionately reduced during the period of repair or restoration, based upon the extent to which the making of repairs interferes with Tenant's business conducted in the Premises, as reasonably determined by Landlord. In the event Tenant reasonably disputes Landlord's determination regarding Rentals in Section
12.7 above and/or in the preceding sentence, then Tenant shall, within thirty
(30) days following written notice to Tenant of such determination by Landlord, have the right to send Landlord written notice objecting to such determination and requesting that Landlord and Tenant determine by arbitration the extent to which Rentals should be proportionately reduced during the period described in
Section 12.7 above or the period of repair or restoration, which arbitration shall be carried out pursuant to the rules and procedures of the American Arbitration Association. All costs and expenses of any such arbitration shall be shared equally by Landlord and Tenant. The determination of any such arbitration shall be binding upon Landlord and Tenant.

             12.9 LIABILITY FOR PERSONAL PROPERTY. In no event shall Landlord have any liability for, nor shall it be required to repair or restore, any injury or damage to any improvements, alterations or additions to the Premises made by Tenant, trade fixtures, equipment, merchandise, furniture, or any other property installed by Tenant or at the expense of Tenant. If Landlord or Tenant do not elect to terminate this Lease pursuant to this Article 12, Tenant shall be obligated to promptly rebuild or restore the same to the condition existing immediately prior to the damage or destruction.

             12.10 WAIVER OF CIVIL CODE REMEDIES. Landlord and Tenant acknowledge that the rights and obligations of the parties upon damage or destruction of the Premises are as set forth herein; therefore Tenant hereby expressly waives any rights to terminate this Lease upon damage or destruction of the Premises, except as specifically provided by this Lease, including without limitation any rights pursuant to the provisions of Subdivision 2 of
Section 1932 and Subdivision 4 of Section 1933 of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted, which provisions relate to the termination of the hiring of a thing upon its substantial damage or destruction.

         13. EMINENT DOMAIN.

             If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date; provided, however, a condition to Tenant's right to terminate shall be that Tenant's use of the balance of the Premises is substantially handicapped, impeded or impaired by the taking. If any material part of the building consisting of seventy five percent (75%) of rentable square feet shall be taken, Landlord shall have the right to terminate this Lease by written notice to Tenant within thirty (30) days of the date of taking. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against the Landlord for the value of any unexpired term of this Lease or otherwise; provided, Landlord shall have no claim to any portion of the award that is specifically allocable to Tenant's relocation expenses or the interruption of or damage to Tenant's business. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Base Rent and Additional Charges thereafter to be paid shall be equitably reduced.

         14. ASSIGNMENT AND SUBLETTING.

             14.1 IN GENERAL. Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate its interest in or rights with respect to the Premises or Tenant's leasehold estate hereunder (collectively, "Assignment"), or permit all or any portion of the Premises to be occupied by anyone by other than Tenant or sublet all or any portion of the Premises or transfer a portion of its interest



                                       7.

                                                       2121 South El Camino Real


in or rights with respect to Tenant's leasehold estate hereunder (collectively, "Sublease") without Landlord's prior consent in each instance not to be reasonably withheld.

             14.2 NOTICE TO LANDLORD. If Tenant desires at any time to enter in an Assignment or a Sublease, Tenant shall first give notice to Landlord of its desire to do so, which notice shall contain (a) the name and address of the proposed assignee or subtenant, (b) the nature of the proposed assignee's or subtenant's business to be carried on in the Premises, (c) the terms and provisions of the proposed Assignment or Sublease. In addition thereto, Tenant shall furnish to Landlord such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant.

             14.3 LANDLORD'S OPTION. At any time within ten (10) days after Landlord's receipt of the notice specified in Section 14.2, Landlord may by notice to Tenant elect to (a) terminate this Lease as to the portion (including all) of the Premises that is specified in Tenant's notice, with a proportionate abatement in the Base Rent, (b) consent to the Sublease or Assignment, or (c) disapprove the Sublease or Assignment; Landlord shall not unreasonably withhold its consent to the Assignment or Sublease. Tenant shall pay as additional rent, Landlord's reasonable attorneys' fees incurred in connection with the review of any proposed Assignment or Sublease. Tenant agrees to pay Landlord fifty percent (50%) of the amount by which all sums payable to Tenant in connection with such Assignment or Sublease exceed the total of (a) Base Rent payable by Tenant to Landlord hereunder, (b) reasonable leasing commission incurred by Tenant in connection therewith, and (c) the cost of any Alterations reasonably incurred in connection therewith, and (d) advertisement costs. If Landlord consents to the Sublease or Assignment within such ten (10) day period, Tenant may thereafter within sixty (60) days after Landlord's consent enter into such Assignment or Sublease with such approved assignee or subtenant upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Section
14.2. No Assignment or Sublease shall be binding on Landlord until Tenant delivers an executed copy of such Assignment or Sublease to Landlord.

Notwithstanding Section 14.3 or any other provision to the contrary, in the event Landlord exercises its recapture right under this Section 14.3, Tenant shall have the right to rescind its notice for request to sublease, assign or transfer within three (3) business days following receipt of Landlord's notice of recapture.

             14.4 NO RELEASE. No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord's express consent to any other Assignment or Sublease. Any Assignment or Sublease that fails to comply with this Article 14 shall be void and, at the option of Landlord, shall constitute an Event of Default by Tenant under this Lease. The acceptance of Base Rent or Additional Charges by Landlord from a proposed assignee or subleasee shall not constitute consent to such Assignment or Sublease by Landlord.

             14.5 AFFILIATES. Occupancy of all or part of the Premises by a parent, subsidiary or affiliated companies of Tenant or Tenant's parent or Tenant's subsidiary shall not be deemed an assignment or subletting provided that such parent, subsidiary or affiliated companies were not formed as a subterfuge to avoid the obligation of this Article 14.

         15. UTILITIES AND SERVICES.

             15.1 LANDLORD'S OBLIGATIONS. Landlord agrees to furnish to the Premises, subject to the rules and regulations of the Building, (a) at all times, electricity for normal lighting and fractional horsepower office machines in an amount not to exceed .025 KWH per square foot per normal business day, nonattended freight and passenger elevator service, and water for lavatory and drinking purposes, and (b) from 8:00 a.m. to 6:00 p.m. Monday through Friday, except for generally recognized business holidays in San Mateo, California, heat and air-conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises. Landlord may reduce elevator service on evenings, weekends and holidays. Landlord shall provide sufficient janitorial service for general office use, as reasonably determined by Landlord. Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction of Base Rent by reason of (x) the installation, use of or interruption of use of any equipment in connection with the furnishing of any of the foregoing services (y) the failure to furnish or delay in furnishing any of the foregoing services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord or by the making of any repairs or improvements to the Premises or to the Building or any portion of either, or (z) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other utility servicing the Premises or the Building by any utility or governmental agency. If Tenant requests additional or after-hours heating or air conditioning, Landlord shall provide such service provided that Tenant pays Landlord's reasonable charge for such services. Tenant further agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord may prescribe (including, without limitation, maintaining all window coverings in the Premises closed whenever the system is in operation) for the proper function and control of the air conditioning system.



                                       8.
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                                                       2121 South El Camino Real


             15.2 RESTRICTIONS. Tenant shall not use any apparatus or device in the Premises using in excess of 120 volts, that will in any way increase the amount of electricity usually furnished or supplied for the use of the Premises as general office space; nor connect with electric current, except through existing electrical outlets in the Premises, any apparatus or device, for the purpose of using electric current. If the Tenant shall require water or electric current in excess of the amount usually furnished or supplied for the use of the Premises as general office space, Tenant shall first procure the prior reasonable consent of Landlord to the use of such excess water or electric current, which consent Landlord may refuse in its sole discretion. Landlord may condition its consent upon Tenant's agreement to reimburse Landlord monthly for the excess cost thereof, based upon an estimate agreed upon by Landlord and Tenant, or, if the parties fail to agree, as established by an independent licensed engineer.

         16. DEFAULT.

             16.1 EVENTS OF TENANT'S DEFAULT. Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an "Event of Tenant's Default"):

                    (a) Tenant shall have failed to pay Base Rent or Additional Charges when due, and such failure is not cured within five (5) days after delivery of written notice from Landlord specifying such failure to pay; or

                    (b) Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Base Rent or Additional Charges, and Tenant shall have failed to cure such breach within thirty (30) days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said thirty (30) day period, or if such breach could not be reasonably cured within said thirty
(30) day period, Tenant shall have failed to commence such cure within said thirty (30) day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed.

                    (c) Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Section 14; or

                    (d) Tenant shall have abandoned the Premises or left the Premises substantially vacant for thirty (30) consecutive days; or

                    (e) The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors;
(ii) Tenant becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Section 16.1 (e) is contrary to any applicable Law, such provision shall be of no force or effect; or

                    (f) Tenant shall have failed to deliver documents required of Tenant pursuant to Section 11 or 21 within the time periods specified therein.

The notice periods provided for in this Section 16.1 are intended to satisfy any and all notice requirements imposed on Landlord by law (including, without limitation, California Code of Civil Procedure Section 1161) and are not in addition to any such requirements.

             16.2 LANDLORD'S REMEDIES. If an Event of Tenant's Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                    (a) Landlord may keep this Lease in effect and enforce its rights and remedies under this Lease. Landlord may enter the Premises and release them to third parties for Tenant's account for any period, whether shorter or longer than the remaining Term. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in releasing the Premises, including brokers' commissions, expenses of altering and preparing the Premises required by the releasing in substantially the same condition delivered to Tenant. No act by Landlord allowed by this subparagraph or intended to mitigate the adverse effects of a breach of this Lease by Tenant shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any releasing without termination, Landlord may later elect to terminate this Lease because of the default by Tenant. Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.



                                       9.

                    (b) Landlord may terminate this Lease by giving Tenant written notice of termination in which event this Lease shall terminate on the date set for termination in such notice. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code Section 1951.2, an interest rate equal to the Interest Rate shall be used where permitted. Such damages shall include:

                        (1) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

                        (2) Any other amount necessary to compensate Landlord for all detriment approximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises to substantially the same condition as delivered to Tenant; (ii) broker's fees, advertising costs and other expenses of reletting the Premises; (iii) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (iv) expenses in retaking possession of the Premises; and (v) attorneys' fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant's default.

                    (c) Nothing in this Section 16.2 shall limit Landlord's right to indemnification from Tenant as provided in Sections 17.3. Any notice given by Landlord in order to satisfy the requirements of this Section 16.2 shall also satisfy the notice requirements of California Code of Civil Procedure
Section 1161 regarding unlawful detainer proceedings.

             16.3 WAIVER. One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent, payment, interest or late charge with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach therefore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

             16.4 LIMITATION ON EXERCISE OF RIGHTS. At any time that an Event of Tenant's Default has occurred and remains uncured, (i) Landlord may deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give; and (ii) Tenant may not exercise any option to extend, right to terminate this Lease, or other right granted to it by this Lease which would otherwise be available to it.

             16.5 WAIVER BY TENANT OF CERTAIN REMEDIES. Tenant waives the provisions of Sections 1932(l), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

             16.6 REMEDIES CUMULATIVE. All rights, privileges and remedies of the parties are cumulative and not alternative or exclusive to the extent permitted by law except as otherwise provided herein.

         17. LIABILITY OF LANDLORD; INDEMNITY BY TENANT.

             17.1 LIMITATION ON LANDLORD'S LIABILITY. Except to the extent caused by Landlord's negligence or willful misconduct, Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of Rent, for any injury to Tenant or any parties affiliated with Tenant, damage to the property of Tenant or any parties affiliated with Tenant, or loss to Tenant's business resulting from any cause, including without limitation any: (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Complex; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the Building through roof leaks or otherwise.



                                      10.

                                                       2121 South El Camino Real


Notwithstanding the foregoing but subject to Sections 17.2 and 18.3, Landlord shall be liable for any such injury, damage or loss which is approximately caused by Landlord's willful misconduct or negligence.

             17.2. LIMITATION ON TENANT'S RECOURSE. If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint ventures, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, joint ventures, members, owners, stockholders, principals or representatives except to the extent of their interest in the Premises. Notwithstanding anything to the contrary in this Lease, Tenant shall have recourse only to the interest of Landlord in the Premises and proceeds thereof for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder; such exculpation of personal liability is absolute and without exception whatever.

             17.3 MUTUAL INDEMNITY. Landlord and Tenant (the "Indemnifying Party") shall each hold the other (the "Other Party") harmless, indemnify, protect and defend the Other Party and the Other Party's employees, agents, contractors, directors, partners, shareholders, officers, advisors, consultants and lenders, with legal counsel satisfactory to the Other Party from all liability, penalties, losses, damages, costs, expenses (including reasonable attorneys' fees and court costs), causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) the acts or omissions of the Indemnifying Party inside the Premises; (ii) the negligence or willful misconduct of the Indemnifying Party or any party affiliated with the Indemnifying Party, wherever the same may occur; or (iii) an Event of Tenant's Default or other breach of this Lease by the Indemnifying Party.

             17. 4 ASBESTOS. Notwithstanding anything to the contrary in the Lease, Landlord shall indemnify, defend, protect and hold harmless Tenant from and against any claims, injuries, causes of action, losses, demands, damages, penalties, costs and expenses arising from the existence of asbestos containing materials (ACM) in the Premises and Building unless the presence of airborne asbestos is the direct result of the gross negligence or willful misconduct of Tenant.

             Landlord shall also comply with the Cornerstone Properties Operations and Maintenance Program dated 11/16/98 and keep documents regarding periodic ACM condition inspection reports, periodic air monitoring reports, training for maintenance personnel, medical surveillance and respiratory protection program for maintenance staff, and spot checks of the top side of ceilings annually and after a significant earthquake.

             Landlord, at its cost and expense, shall perform quarterly and as soon as possible after any significant earthquake, air monitoring of the Premises for the presence of asbestos at four locations on each floor of the Premises and shall notify Tenant within one (1) business day of any sample result in the Building that exceeds (1) the OSHA Permissible Exposure Limit ("Action Level") for airborne asbestos of 0.01 f/cc; and ; or (2) the "no significant risk" level for asbestos under Prop. 65 ( 12 C.C.R. 12705 (b) (1) ), or such stricter Action Limit or Prop. 65 Level as may be promulgated.

             Landlord shall defend Tenant its employees, agents, contractors, directors, shareholders, officers, advisors, consultants and invitees with legal counsel reasonably satisfactory to Tenant, from all liability penalties, losses, damages, costs, expenses (including attorney fees and court costs to a reasonable extent), causes of action, claims and judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from Landlord's negligence or willful misconduct.

             17.5 NOTICE OF CLAIM OR SUIT. Tenant shall promptly notify Landlord of any claim, action, proceeding or suit instituted or threatened against Tenant of which Tenant received notice or of which Tenant acquires knowledge and which names Landlord as a party thereto.

             17.6 WAIVER OF JURY TRIAL.

                  PARAGRAPH DELETED.

             17.7 SALE OF PREMISES. In the event of any sale or transfer of the Premises, the seller, transferor or assignor shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Landlord thereafter to be performed and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser, transferee or assignee on any such sale, transfer or assignment that such purchaser, transferee or assignee has assumed and agreed to carry out any and all agreements, covenants and obligations of Landlord hereunder.




                                      11.

                                                       2121 South El Camino Real



         18. INSURANCE.

             18.1 TENANT'S INSURANCE. Tenant shall procure at its cost and expense and keep in effect during the Term broad form comprehensive general liability insurance, including, without limitation, contractual liability for Tenant's indemnity obligation contained in Section 17 and specific coverage of risks arising out of any activities of Tenant pursuant to Articles 7 and 8, with a combined single limit of liability in an amount equal to the amount set forth in the Summary. Such coverage shall be in a comprehensive general liability form with at least the following endorsements to the extent such endorsements are generally available: (i) deleting any employee exclusion on personal injury coverage, (ii) including employees as additional insured, (iii) providing for blanket contractual coverage, broad form property damage coverage and products completed operations coverage (where applicable), (iv) deleting any liquor liability exclusions, and (v) providing for coverage of employees' automobile non ownership liability. Such insurance shall name Landlord and any other party designated by Landlord as an additional insured, shall be carried by companies licensed to do business in California and which have a general policy holders' rating of at least "VIII" as set forth in the most current issue of "Best's Insurance Guide", shall specifically include the liability assumed hereunder by Tenant, shall provide that it is primary insurance and not in excess over or contributory with any other valid, existing and applicable insurance covering the same loss carried by Landlord or any other party, shall provide for severability of interests, shall further provide that an act or omission of one of the named insiders which would void or otherwise reduce coverage shall not reduce or void the coverage as to any insured, shall afford coverage for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or part during the policy period, and shall provide that Landlord will receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefore. Tenant shall be responsible, at its cost and expense, for separately insuring Tenant's property. The amounts of such insurance shall be subject to adjustment from time to time as requested by Landlord based upon Landlord's determination of the amount of such insurance generally required for comparable tenants, premises and buildings in the general geographic location of the Building or required by a lender with an interest in the Building.

             18.2 LANDLORD'S INSURANCE. Landlord shall maintain all risk property insurance covering the estimated replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. The cost of such insurance to Landlord shall be deemed an Insurance cost. The Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Building will be determined by Landlord based upon the insurer's cost calculations).

             18.3 WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained herein, to the extent of insurance proceeds received with respect to the loss, Landlord and Tenant each hereby waives any right of recovery against the other party and against any other party maintaining a policy of insurance with respect to the Building or any portion thereof or the contents of any of the same, for any loss or damage maintained by such other party with respect to the Building, or the Premises or any portion thereof or the contents of the same or any operation therein, whether or not such a loss is caused by the fault or negligence of such other party.

         19. ACCESS TO PREMISES.

             Landlord, its agents and representatives shall have the right to enter the Premises at all reasonable times and, except in cases of emergency, after giving Tenant reasonable notice for any purpose deemed necessary or desirable by Landlord. Rent shall not abate as a result thereof. Landlord shall use reasonable efforts to minimize any interference with Tenant's use of the Premises or access thereto for its normal business purposes. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby excepting the negligence or willful misconduct of Landlord, agents, servants, employees, licensees or contractors. No entry by Landlord under any circumstances shall be construed or deemed to be a forcible or unlawful entry into or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Tenant acknowledges that in the event the Lease is not renewed, that the Landlord shall have the right to show prospective tenants the Leased premises during the last ninety (90) days of the Lease term without prior notice to Tenant during reasonable business hours, provided Landlord comply with Tenant's security procedures.

         20. NOTICES.

             Notices or other communications under this Lease shall be effective only if given in writing, sent by certified mail, by facsimile telecopy or by courier service with a return receipt requested or delivered personally: (a) to



                                      12.

                                                       2121 South El Camino Real


Tenant (i) at Tenant's address set forth in the Summary, if sent prior to Tenant's taking possession of the Premises, or (ii) at the Premises, if sent subsequent to Tenant's taking possession of the Premises, or (b) to Landlord at Landlord's address set forth in the Summary, or (c) to either Landlord or Tenant at such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article. A notice shall be deemed to have been given (i) upon actual receipt or refusal of delivery (ii) when delivered if given by personal delivery; and in all other cases when actually received at the address for notices set forth above.

         21. TENANT'S CERTIFICATE.

             Tenant, at any time and from time to time upon not less than ten
(10) day's prior written notice from Landlord, will execute, acknowledge and deliver to Landlord a certificate stating that this Lease is in full force and effect, specifying the dates to which rent has been paid thereunder and certifying to such other matters as Landlord may reasonably request. Any such certificate may be relied upon by Landlord and by any prospective purchaser or mortgagee considering the purchase of or a loan on all or any part of the Building or any interest therein.

         22. TAX ON TENANT'S PERSONAL PROPERTY.

             At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant's Property and shall deliver satisfactory evidence of such payment to Landlord, If, as determined by Landlord, the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's Property, Tenant shall promptly pay such increased amount to Landlord.

         23. SECURITY DEPOSIT.

             Upon execution of this Lease, Tenant shall pay to Landlord, Tenant's security deposit for the faithful performance of all terms, covenants and conditions of this Lease in the amount specified in the Summary. Landlord may apply any part of the security deposit to: (i) remedy any default by Tenant in the payment of rent; (ii) repair damage to the Premises caused by Tenant;
(iii) clean the Premises upon termination of the Lease; and (iv) remedy any other default of Tenant to the extent provided by Law. Tenant hereby waives the restriction contained in California Civil Code Section 1950.7. Should Landlord use any portion of the security deposit, Tenant shall forthwith replenish the security deposit to the original amount. If Tenant shall fully and faithfully perform every provision of this Lease, the remaining balance of the security deposit, if any, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within twenty-one (21) days after the Expiration Date with any deductions itemized in writing. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the security deposit to Landlord's successor in interest and, upon such transfer, Landlord shall be relieved of any and all liability for or obligation with respect to the security deposit. Landlord shall not be deemed a Trustee of the Security Deposit, may use the Security Deposit in Landlord's business, one shall not be required to segregate it from its general accounts.

         24. LANDLORD'S OPTION TO RELOCATE TENANT.

             PARAGRAPH DELETED.

         25. GUARANTOR.

             PARAGRAPH DELETED.

         26. SURRENDER OF LEASED PREMISES.

             26.1 Tenant shall, at least ninety (90) days before the last day of the term hereof, give to Landlord a written notice of intention to surrender the leased premises on that date, but nothing contained herein shall be construed as an extension of the term hereof or as consent of Landlord to any holding over by Tenant. At the end of the term or any renewal thereof or other sooner termination of this Lease, Tenant will peaceably deliver up to the Landlords possession of the leased premises, together with all improvements or additions upon or belonging to the same, by whosoever made, in substantially the same condition as received, or first installed, ordinary wear and tear and damage by fire, earthquake, act of God or the elements alone excepted. Tenant may, upon the termination of this Lease, remove, at Tenants sole cost, all trade fixtures installed by Tenant, title to which shall be in Tenant until such termination, repairing any damage to the leased caused by such removal. Any of Tenants personal property and trade fixtures not removed by Tenant at the end of the term or other sooner termination of this Lease shall be deemed abandoned by the Tenant if Landlord so elects, and Landlord shall remove, store and disposing of Tenants abandoned personal property and trade fixtures. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the leased premises, including without limitation, any claims made by any succeeding Tenant founded on such delay.



                                      13.

                                                       2121 South El Camino Real


             The voluntary or other surrender of this lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenacies.

             26.2 If Tenant does not give Landlord ninety (90) days written notice then Tenant will be obligated to pay rent ninety (90) days from when written notice is given, unless the space has been leased to a new Tenant. In the event Landlord leases the space to a new Tenant during the ninety (90) day period, then Tenant will be released from the Lease obligation as of the date of commencement of the new Lease.

         27. MISCELLANEOUS.

             27.1 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

             27.2 The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, that upon the sale, assignment or transfer by Landlord named herein (or by any subsequent landlord) of its interest in the Building as owner or Tenant, including any transfer by operation of law, Landlord (or such subsequent landlord) shall be relieved from all subsequent obligations and liabilities arising under this Lease subsequent to such sale, assignment or transfer.

             27.3 Any provision of this Lease which shall prove to be invalid, void, illegal or unenforceable shall in no way affect, impair or invalidate any other provisions of this Lease, and such provisions and this Lease shall remain in full force and effect.

             27.4 This Lease shall be construed and enforced in accordance with the laws of the State of California.

             27.5 This instrument, including the exhibits hereto, which are made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Tenant hereby acknowledges that neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building or this Lease except as expressly set forth herein.

             27.6 In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses, including its attorneys' fees, in such action or proceeding in such amount as the court may adjudge reasonable. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's or arbitrator's decision. If Landlord or Tenant, through no fault of its own, is named as defendant in any suit brought against Landlord or Tenant in connection with or in any way arising out of this Lease or Tenant's use of occupancy of the Premises, Landlord or Tenant shall pay Landlord's or Tenant's costs and expenses, including, without limitation, reasonable attorneys fees, incurred in such suit or action.

             27.7 If Landlord is unable to fulfill or is delayed in fulfilling any of Landlord's obligations under this Lease, by reason of acts of God, accidents, repairs, labor disputes, inability to obtain utilities or materials or by any other reason beyond Landlord's reasonable control, then no such inability or delay by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent or Additional Charges, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience, annoyance, interruption, injury or loss to or interference with Tenant's business or use and occupancy or quiet enjoyment of the Premises or any loss or damage occasioned thereby. Tenant hereby waives and releases any right to terminate this Lease under Section 1932 (1) of the California Civil Code or any similar law, statute or ordinance now or hereafter in effect, provided Landlord make all reasonable efforts within a timely manner to assist Tenant in relocating to suitable space within the project.

             27.8 If Tenant shall retain possession of the Premises or any part thereof without Landlord's consent following the expiration or sooner termination of this Lease for any reason, then Tenant shall pay to Landlord one hundred and twenty-five percent (125%) of the Base Rent in effect immediately prior to the date of such expiration or termination, subject to adjustment as provided in Article 4.

             27.9 In the event of any default by Landlord hereunder, Tenant shall look only to Landlord's interest in the Building and the land on which the Building is located or proceeds thereof for the satisfaction of Tenant's



                                      14.

                                                       2121 South El Camino Real


remedies; and no other property or assets of Landlord or any partner, member, officer or director thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease.

             27.10 Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

             27.11 Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit C and all modifications thereof and additions thereto from time to time put into effect by Landlord (the "Rules and Regulations"). Landlord shall have no duty to enforce the Rules and Regulations by any other tenant or occupant. In the event of any conflict between the terms and conditions of this Lease and the Terms and conditions of the Rules and Regulations, this Lease shall control.

             27.12 If Tenant signs this Lease as a corporation or a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of Tenant are authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

             27.13 Tenant and Landlord each represent and warrant to the other party hereto that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease except the brokers specified in the Summary, and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party shall indemnify the other and hold the other harmless from and against any and all claims, expenses, demands, losses, liabilities, lawsuits, judgments, costs, and expenses (including reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of such party's dealings with any real estate broker or agent other than as specified in the Summary.

             27.14 The waiver by Landlord or Tenant of the other party's failure to perform or observe any provision of this Lease shall not be deemed to be a continuing waiver of such provision or a waiver of any subsequent failure to perform the same or any other such provision, and no custom or practice which may develop between the parties during the Term shall be deemed a waiver of, or in any way affect, the right of Landlord or Tenant to insist upon performance and observance by the other party in strict accordance with the terms of this Lease. The subsequent acceptance of rent hereunder by Landlord shall not be ,deemed to be a waiver of any preceding failure of Tenant to perform or observe any provision of this Lease, other than the failure of Tenant to pay the particular rent so accepted, irrespective of any knowledge on the part of Landlord of such preceding failure at the time of acceptance of such rent.

             27.15 Upon Tenant's paying the Base Rent and Additional Charges and observing and performing all of the provisions of this Lease, Tenant shall be entitled to the quiet enjoyment of the Premises for the entire Term, subject to the provisions of this Lease.


             27.16 Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of the Base Rent or Additional Charges under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

             27.17 ADA Compliance: Landlord will be responsible for any work required to bring the premises into ADA compliance and any future code changes that effect the building. Landlord shall deliver the Premises to Tenant in compliance with ADA and all laws.

             27.18 Parking: Throughout the term hereof, Tenant shall have the right to use for its employees parking spaces as available in the parking areas in and about the Building. The parking areas shall be used on a non-exclusive basis with other Tenants of the Building. Parking for Tenant's invitees shall be available in said parking areas on a non-exclusive, first-come, first serve basis with invitees of other tenants of the Building.



                                      15.

                                                       2121 South El Camino Real




         WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first written above.


Dated: ___________________             Landlord: Cornerstone Properties, I, LLC


                                       By:____________________________________
                                          Steve Kaufman, Principal




Dated: ___________________             Tenant: NetRight Technologies, Inc.

                                       By:____________________________________
                                          Mahmood Panjwani, CEO








                                      16.

                                                       2121 South El Camino Real




                                    EXHIBIT A
















                                      17.

                                                       2121 South El Camino Real





                                   EXHIBIT A-1















                                      18.

                                                       2121 South El Camino Real



                                    EXHIBIT B


The following defines Real Estate Taxes, Building Expenses and Common Area Expenses with the exception of those exclusions set forth in Paragraph 4.1.

"Real Estate Taxes" means all taxes, assessments and charges levied upon or with respect to the Building or any personal property of Landlord used in the operation thereof, or Landlord's interest in the Building or such personal property. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees, or assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building or the occupants thereof, service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that now or hereafter levied or assessed against Landlord by the United States of America, the State of California or any political subdivision thereof, public corporation, district, or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an additional to, in whole or in part, any other Real Estate Taxes whether or not now customary or in the contemplation of the parties. Real Estate Taxes shall not include franchise, transfer, inheritance, or capital stock taxes or income taxes ,measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Real Estate Taxes shall also include reasonable legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce Real Estate Taxes.

         "Building Expenses" means the total cost and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Buildings, including without limitation: (i) the cost of air conditioning, electricity, steam, water, heating, mechanical, telephone, utilities (ii) the cost of repairs, replacements and all labor and material costs related thereto, and the cost of general maintenance, cleaning and service contracts and the cost of all supplies, tools and equipment required in connection therewith, (iii) wages, salaries, payroll taxes and other labor costs and employee benefits, (iv) management fees, (v) fees, charges and other costs of all independent contractors engaged by Landlord working in the building, (vi) accounting and legal expenses, (vii) security protection, (viii) depreciation on personal property, including, without limitation, carpeting in public corridor and common areas and window coverings provided by Landlord, (ix) the fair market rental value of all offices in the Building for the property manager and related management and operations personnel, (x) the cost of any capital improvements made in the building after completion of its construction as a labor saving or energy saving device or to effect other economics in the operation or maintenance of the Building, or made to the Building after the date of this Lease that are required under any governmental law or regulations that was not applicable to the Building at the time that permits for the construction thereof were obtained such cost to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of construction such capital improvements, (xi) the cost of contesting the validity or applicability of any governmental enactments which may affect operating expenses, (xii) maintenance and repair of the roof of the building and the structural parts of the Building,
(xiii) fees for licenses and permits required for the operation of the Building and Common Area and (xiv) any other expenses of any kind whatsoever reasonably incurred in connection with the management, operation, maintenance and repair of the Building (other than Real Estate Taxes, Insurance expenses and any services for which Landlord is separately and directly reimbursed by tenant or other tenants in the Building). Building Expenses of a variable nature shall be adjusted to reflect ninety-five (95%) occupancy of the Building during any period in which the Building is not at least ninety-five (95%) occupied; provided, however, no such adjustment shall result in an inequitable allocation of Building Expenses to Tenant.

         "Common Area Expenses" means the total cost and expenses paid or incurred by Landlord in connection with the management, operation and maintenance of the Common Area (as defined in Section 5.2), including without limitation each of those items specified under "Building Expenses" to the extent applicable to the Common Area.

         "Insurance Expenses" shall mean all premiums and costs and expenses for all policies of insurance which may be obtained by Landlord in its discretion for (a) the Premises, Building and the Common Areas of the Complex, or any blanket policies which include the Building or Complex, covering damage thereto and loss of rents caused by fire and other perils Landlord elects to cover, including, without limitation, coverage for earthquakes and floods, (b) commercial general liability insurance for the benefit of Landlord and its designees and (c) such other coverage required by any lender or which Landlord elects to obtain for the Premises, Building or Common Areas of the Complex, including, without limitation, coverage for environmental liability and losses. Notwithstanding anything to the contrary, Landlord reserves the right to adjust the Base Insurance Costs if such Base Insurance costs including coverage's for perils not required or elected to be insured by Landlord in the future.




                                      19.

                                    EXHIBIT C

                              RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed to any part of the outside or inside of the Building/Office Complex or the leased premises without the prior written consent of Landlord and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

         All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

         Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the leased premises; provided, however, that Landlord may furnish and install a Building standard window covering at all exterior windows. Tenant shall not without prior written consent of Landlord cover or otherwise sunscreen any window.

2. Landlord shall approve in writing, prior to installation, the method of attachment of any objects affixed to walls, ceilings or doors.

3. The bulletin board or directory of the Building/Office Complex will be provided exclusively for the display of the name and location of Tenant only and Landlord reserves the right to exclude any other names therefrom.

4. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress from the leased premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building/Office Complex and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of any Tenant shall go upon the roof of the Building/Office Complex.

5. Locks-No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanisms thereof without the prior written consent of the Landlord. Tenant must, upon the termination of Tenant's tenancy, restore to Landlord all keys of storage, offices and toilet rooms either furnished to or otherwise procured by Tenant and in the event of the loss of any keys so furnished Tenant shall pay to Landlord the costs thereof or of changing the lock or locks opened by lost keys if Landlord deems it necessary to make a change.

6. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall not overload the floor of the leased premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the leased premises or any part thereof. No boring, cutting or stringing of wires shall be permitted except with the prior written consent of the Landlord and as the Landlord may direct.

8. No furniture, freight or equipment of any kind shall be brought into the Building/Office Complex without the consent of Landlord and all moving of the same into or out of the Building/Office Complex shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building/Office Complex and also the times and manner of moving the same in and out of the Building/Office Complex. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building/Office Complex by moving or maintaining any such safe or other property shall be repaired at the expense of the Tenant. There shall not be used in any space, or in the public halls of the Building/Office Complex, either by any Tenant or others, any hand trucks except those equipped with rubber tires and side guards.

9. Janitorial Service-Tenant shall not employ any person or persons for the purpose of cleaning the leased premises without the consent of Landlord. Landlord shall be in no way responsible to Tenant for any loss of property from the leased premises, however occurring, or for any damage done to the effects of Tenant by the Janitorial Service or any of Landlord's employees, or by any other person. Janitorial service will not include the cleaning of carpets and rugs, other than vacuuming. Tenant shall not cause unnecessary labor by reason of Tenant's carelessness and indifference in the preservation of good order and cleanliness.

10. Tenant shall not use, keep or permit to be used any food or noxious gas or substance in the leased premises, or permit or suffer the leased premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building/Office Complex by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein nor shall any animals or birds be brought in or kept in or about the leased premises or the Building/Office Complex. No Tenant shall make or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring Buildings or leased premises or those having business with them whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No Tenant shall throw anything out of door or down the passageways. No trash shall be put in the common areas before 5:00 p.m.

11. The leased premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the leased premises for general office purposes. No Tenant shall occupy or permit any portion of his leased premises for anything other than general office purposes. No Tenant shall occupy or permit any portion of his leased premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber shop or manicure shop. The leased premises shall not be used for lodging or sleeping or for any illegal purposes.

12. Tenant shall not use or keep in the leased premises or the Building/Office Complex any kerosene, gasoline, or inflammable or combustible fluid or material, except office and janitorial supplies.



                                      20.

                                                       2121 South El Camino Real


13. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the leased premises shall be subject to the approval of the Landlord.

14. Installation of Floor Coverings-No Tenant shall lay linoleum or other similar floor covering so that the same shall be affixed to the floor of the leased premises in any manner except by a paste, or other material, which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the lease premises, shall be subject to approval by Landlord. The expense of repairs any damage resulting from a violation of this rule shall be borne by Tenant by whom, or by whose agents, employees, or visitors, the damage shall have been caused.

15. Carpet/Floor Protection-Tenant shall provide and use chair pad and carpet protectors at all desk and furniture locations.

16. No furniture, packaging supplies, equipment or merchandise will be received in the Building/Office Complex or carried up or down in the elevators except between such hours and in such elevators as shall be designated by Landlord.

17. On Saturdays, Sundays and legal holidays and on other days between the hours of 7:00 p.m. and 7:00 a.m. the following day, access to the Building/Office Complex, or the halls, corridors, elevators or stairways in the Building/Office Complex, or to the leased premises may be refused unless the person seeking access is known to the person or employee of the Building/Office Complex in charge and has a pass or is property identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building/Office Complex of any person. In case of invasion. mob, riot, public excitement, or other commotion, the Landlord reserves right to prevent access to the Building/Office Complex during the continuance of the same by closing the doors or otherwise, for the safety of the Tenants and protection of property in the Building/Office Complex. The Landlord reserves the right to close and keep locked all entrance and exit doors of the Building/Office Complex on Saturdays, Sundays and legal holidays and other days between the hours of 7:00 p.m. and 7:00 a.m., and during such further hours as Landlord may deem advisable for the adequate protection of said Building/Office Complex and the property of its Tenants.

18. All entrance doors in the leased premises shall be left locked when the leased premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the leased premises.

19. Landlord reserves the right to exclude or expel from the Building/Office Complex any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building/Office Complex.

20. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from the Landlord, and no employee will admit any person (Tenant or otherwise) to any office without specific instruction from the Landlord.

21. No vending machine or machines of any description shall be installed, maintained or operated upon the lease premises without the prior written consent of the Landlord.

22. Landlord shall have the right, exersiable without notice and without liability to Tenant, to change the name and the street address of the Building/Office Complex of which the leased premises are a part.

23. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations.

24. Landlord reserves the right by written notice to Tenant to rescind, alter or waive any rule or regulation at any time prescribed for the Building/Office Complex and its Tenants.

25. Tenant shall not disturb, solicit or canvass any occupant of the Building/Office Complex and shall cooperate to prevent the same.

26. Without the prior written consent of Landlord, Tenant shall not use the name of the Building/Office Complex in connection with or in promoting or advertising the business of the Tenant except as Tenants address.

27. Landlord shall furnish reasonable amounts of heating and air conditioning during the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday. In the event Tenant requires heating and air conditioning during off hours, Saturdays, Sundays or holidays, there will be a $40.00 per hour charge. Tenants off hours usage will be billed monthly. Landlord and Tenant shall mutually agree upon an estimated usage prior to Lease commencement. Tenant will be billed monthly on this estimated amount and any changes will be adjusted on the end of the year.

28. Energy Conservation Measures - Tenant shall abide by all energy conservation measures employed by Landlord, including but not limited to requirements that lights be extinguished upon leaving the leased premises and that draperies by closed at times specified by Landlord. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

29. Equipment Defects - Tenant shall give Landlord prompt notice of any accidents to or defects in the water pipes, gas pipes, electric lights and fixtures, heating apparatus, or any other service equipment.

30. Parking - Vehicles are to park in properly marked spaces only. Under no circumstances are vehicles to (a) back in, (b) park in space reserved for other Tenants, (c) park in driveways, (d) park in front of entrances the Building/Office Complex, (e) park in unmarked areas, (f) park in loading zones,
(g) park in two or more spaces, (h) park for over 48 hours without registering the vehicle, in writing, with the Landlord or (i) park in areas reserved the handicapped. Landlord shall have the right to cause improperly parked cars to be towed at the owners expense.



                                      21.

                                                       2121 South El Camino Real



                                    EXHIBIT D

Tenant shall have the option to extend the term of Lease for two (2) consecutive periods of one (1) year each (each an "Option Term", collectively, the "Option Term"). In the event the parties fail to agree upon the amount of the monthly rent for the applicable Option Term on or before ninety (90) days prior to the scheduled commencement thereof, the minimum monthly rent for the Option Term shall be the fair market rental value to be determined by appraisal in the manner set forth below.

         In the event it becomes necessary under this paragraph to determine the fair market rental value by appraisal, ninety (90) days prior to commencement of the applicable extended term, Landlord and Tenant each shall appoint a licensed real estate broker who has at least five (5) years experience in leasing office space in the San Mateo area. Each such broker is hereinafter referred to as an "appraiser." Such appraisers shall each determine the fair market rental value for the Premises taking into account the value of the Premises and the amenities provided by the building and prevailing comparable rentals. Such appraisers shall, within twenty (20) business days after their appointment, complete their appraisals and submit their appraisal reports to Landlord and Tenant. If the fair market rental value of the Premises established in the two (2) appraisals varies by five percent (5%) or less of the higher rental, the average of the two shall be controlling. If the fair market rental value varies by more than five percent (5%) of the higher rental, said appraisers, within five (5) days after submission of the last appraisal, shall appoint a third appraiser who also shall be a licensed real estate broker having at least five (5) years experience in leasing office space in the San Mateo area. Such third appraiser shall, within twenty (20) business days after his appointment, determine by appraisal the fair market rental value of the Premises, taking into account the same factors referred to above, and submit his appraisal report to Landlord and Tenant. The fair market rental value determined by the third appraiser for the Premises shall be averaged with whichever of the other two appraised values is closest to that determined by the third appraiser, and said average shall be the fair market rental value used pursuant to the preceding paragraph. If either Landlord or Tenant fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment, to submit his appraisal within the required period in accordance with the foregoing, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling. If the two appraisers appointed by Landlord and Tenant are unable to agree upon a third appraiser within the required period in accordance with the foregoing, application shall be made within ten (10) days thereafter by either Landlord or Tenant to the local office of the American Arbitration Association, which shall appoint a licensed real estate broker satisfying the requirements set forth above. The cost of all appraisals under this paragraph shall be borne equally by Landlord and Tenant.

         If Tenant is dissatisfied with the determination of the fair market rental value (whether as the result of negotiations between Landlord and Tenant or any decision by the appraisers), within twenty (20) days after such determination Tenant shall have the right to revoke its exercise of the option, provided that if appraisers have been appointed to determine the fair market rental value, Tenant shall bear the cost of appointing the appraisers.

         Such appraisal also shall take into account that, with respect to the lease of the Premises to Tenant during the Option Term, Tenant shall not be receiving any tenant improvement allowance and Landlord shall not be doing any additional tenant improvement work.






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